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Exhibit 4.1  Waiver and Amendment to Credit Agreement dated as of
             September 30, 1996, among American Bank Note Company and American Bank Note Holographics, Inc., American Banknote Corporation and The Chase Manhattan Bank (formerly, Chemical Bank), as Agent.

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              WAIVER AND AMENDMENT TO CREDIT AGREEMENT

          WAIVER AND AMENDMENT TO CREDIT AGREEMENT dated as of September 30, 1996 (this "Waiver and Amendment") among American Bank Note Company, a New York corporation ("ABN"), American Bank Note Holographics, Inc., a Delaware corporation (together with ABN, the "Borrowers"), American Banknote Corporation, a Delaware corporation ("ABNC"), the Guarantors (the "Guarantors") named in the Credit Agreement (as hereinafter defined), ABN Security Systems, Inc., a New York corporation ("ABNS"), the lenders (the "Lenders") named in Schedule 2.01 to the Credit Agreement and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as agent (in such capacity, the "Agent") for the Lenders.

          WHEREAS, the Borrowers, ABNC, the Guarantors, the Lenders and the Agent are party to the Credit Agreement dated as of January 29, 1996 (as amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement");

          WHEREAS, ABN owns all of the outstanding capital stock of ABNS, and ABNS is listed on Schedule 4.15 to the Credit Agreement as an "inactive subsidiary" of ABNC;

          WHEREAS, pursuant to an Assignment and Assumption of Lease dated February 12, 1996 (the "Assignment") between ABNS and AM Industries, Inc., a Tennessee corporation ("Assignor"), ABNS acquired all of Assignor's right, title and interest in, and assumed all of Assignor's obligations under, a Lease dated February 14, 1994 with Maury County, Tennessee, as lessor, for a building in Maury County, Tennessee (the "Lease");

          WHEREAS, in connection with the Assignment, ABNS executed and delivered an Installment Note in the principal amount of $50,000 payable to the order of Assignor (the "Installment Note"), in payment of certain leasehold improvements made by Assignor at the leased premises;

          WHEREAS, in connection with the Assignment, ABN executed and delivered a Guarantee for Assignor's benefit (the "Guarantee") of the performance by ABNS of its obligations under the Assignment (including its obligations under the Installment Note) and material compliance by ABNS with the terms of the Lease; and

          WHEREAS, the Borrowers have requested that the Required Lenders amend and waive certain provisions of the Credit Agreement.
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          NOW, THEREFORE, for good and valuable consideration, the
receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

      2. Amendments to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Waiver and Amendment, the Credit Agreement is hereby amended as follows:

                (a) ABNS shall be added to the Credit Agreement as a "Guarantor" as such term is defined in the Credit Agreement. ABNS by its execution and delivery of this Waiver and Amendment, agrees to be bound by all of the terms and provisions of the Credit Agreement applicable to Guarantors.

                (b) Schedule 4.15 to the Credit Agreement is amended as follows:

                  (i)     by deleting the subsidiary named "ABN
Securities System, Inc." set forth as the fourth subsidiary under the caption "Inactive Subsidiaries" on page 5 thereof;

                  (ii)     by adding the following at the end of
page 1 thereof:
                      "ABN Security Systems, Inc.   100%  New York"
and

                  (iii) By adding at the end of page two thereof the information set forth on Schedule A attached hereto.

                (c) Schedule 7.03 to the Credit Agreement is amended by adding at the end thereof new paragraphs III, IV and V as follows:

                  "III.     The Indentures and the Senior Notes.

                    IV. The Installment Note dated February 15, 1996 executed by ABNS Security Systems, Inc., a New York corporation ("ABNS"), in the principal amount of $50,000 payable to the order of AM Industries, Inc., a Tennessee corporation ("AM
Industries").

                    V. Guarantee executed by ABN in favor of AM Industries in connection with the Assignment and Assumption of Lease dated February 12, 1996 between ABNS and AM Industries."
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              (d)     Section 7.06(f) of the Credit Agreement is
amended by deleting the semicolon at the end thereof and adding the following:

       ", except as set forth on Schedule 7.06 annexed hereto."

              (e)     A new Schedule 7.06, which reads as Schedule
7.06 annexed hereto, is added to and made a part of the Credit
Agreement.

       3. Waivers to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Waiver and Amendment, compliance with the following covenants under the Credit Agreement and the following Defaults or Events of Defaults (as the case may be) are hereby waived:

              (a)     Notwithstanding the provisions of Section
6.12 of the Credit Agreement to the contrary, so long as ABNS complies with paragraph 6 hereof, ABNS need not execute the Security Documents and pledge its accounts receivable and inventory, together with all proceeds and products thereof, pursuant to the Security Agreement.

              (b) The Agent and the Lenders hereby waive any existing Default or Event of Default which occurred solely because ABNS executed and delivered the Installment Note.

              (c) The Agent and the Lenders hereby waive any existing Default or Event of Default which occurred solely because ABN executed and delivered the Guaranty.

              (d) The Agent and the Lenders hereby waive any existing Default or Event of Default which occurred solely because of ABN's advances or capital contributions to ABNS, solely for monies owed by ABNS under the Assignment, the Lease and the Installment Note.

              (e) The Agent and the Lenders hereby waive any existing Default or Event of Default which occurred solely because of the Borrowers' failure to give the Agent written notice of the Defaults or Events of Default described in subparagraphs (b), (c) and (d) of this Paragraph 3 as required by Section 6.06(c) of the Credit Agreement.

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      4.      Representations and Warranties.  Each of the
Borrowers hereby jointly and severally represents and warrants as of the date hereof, after giving effect to the amendments and waivers set forth in Paragraphs 2 and 3 of this Amendment (including, without limitation, the inclusion of ABNS in the term "Loan Party"), as follows (which representations and warranties shall survive the execution and delivery of this Amendment and Waiver):

              (a) All representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

              (b) Each of the Loan Parties has the power to execute, deliver and carry out the terms and provisions of this Waiver and Amendment.

              (c)     This Waiver and Amendment has been duly
executed and delivered and constitutes the legal, valid and binding obligation of each Loan Party, and is enforceable in accordance with its terms.

              (d) No event has occurred and is continuing which constitutes or would constitute, with the giving of notice or the lapse of time or both, a Default or an Event of Default under the Credit Agreement.

       5. Conditions Precedent. Notwithstanding any term or provision of this Waiver and Amendment to the contrary, Paragraphs 2 and 3 hereof shall not become effective until the Agent shall have determined that each of the following conditions precedent shall have been satisfied:

              (a) All required corporate actions in connection with the execution and delivery of this Waiver and Amendment shall have been taken, and each shall be satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action that the Agent may reasonably request, to be certified by the appropriate corporate person or government authorities.

              (b) All fees, costs and expenses of the Agent in connection with this Waiver and Amendment, including, without limitation, reasonable fees, costs and expenses of counsel to the Agent, shall have been paid in full to the persons entitled thereto in immediately available funds.
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              (c)     All representations and warranties made by
the Borrowers contained in Paragraph 4 hereof shall be true and correct with the same effect as though such representations and warranties had been made on the date of effectiveness of the amendments and waivers contained in this Waiver and Amendment after giving effect to such amendments and waivers (unless any such representation or warranty speaks expressly to an earlier date).

               (d) Counterparts of this Waiver and Amendment shall have been duly executed and delivered on behalf of the Borrowers, ABNC, the Guarantors, ABNS, the Lenders and the Agent.

               (e) The Agent shall have received a copy of each of the Assignment, the Lease and the Installment Note, in each case certified by the Secretary of ABN as a true and correct copy.

     6. Activities of ABNS. Each of the Borrowers represents, warrants, confirms, covenants and agrees that during the period from January 29, 1996 through and including the date of this Waiver and Amendment ABNS has not, and so long as the Credit Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit, or any fee, expense or other Obligation payable under the Credit Agreement or in connection with any of the Transactions shall be unpaid, it will not cause or permit ABNS to, engage in any transactions, business or other actions or enter into any contracts, instruments or other agreements other than the transactions and agreements and instruments referenced in this Waiver and Amendment.

         7. References to Credit Agreements. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Paragraph 5 hereof, the Credit Agreement as amended by this Waiver and Amendment.

         8. Continued Effectiveness. Except for the specific waivers set forth in Paragraph 3 hereof, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Credit Agreement, and each of the parties hereto agrees that, as amended by this Waiver and Amendment, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect from and after the date of this Waiver and Amendment.

        9. Counterparts. This Waiver and Amendment may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Waiver and Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver and Amendment.

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       10.   Governing Law.  This Waiver and Amendment shall be
construed in accordance with and governed by the laws of the State of New York (other than the conflicts of laws principles thereof).


          IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                      AMERICAN BANK NOTE COMPANY, as
                      a Borrower and Guarantor

                      By:     S / Ward A.W. Urban
                          Name:    Ward A.W. Urban
                          Title:   VP & Treasurer

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC., as a Borrower and Guarantor

                      By:     S / Ward A.W. Urban
                          Name:    Ward A.W. Urban
                          Title:   VP & Treasurer

                      AMERICAN BANKNOTE CORPORATION

                      By:     S / Ward A.W. Urban
                          Name:    Ward A.W. Urban
                          Title:   VP & Treasurer

                      UNITED STATES BANKNOTE COMPANY L.P., as a Guarantor

                      By: AMERICAN BANK NOTE COMPANY, its general
                           partner

                      By:     S / Ward A.W. Urban
                           Name:   Ward A.W. Urban
                           Title:  VP & Treasurer
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                      HORSHAM HOLDING COMPANY, INC.,  as
                      a  Guarantor

                      By:     S / Ward A. W. Urban
                          Name:    Ward A.W. Urban
                          Title:   VP & Treasurer

                      ABN SECURITY SYSTEMS, INC., as a  Guarantor

                      By:     S / Ward A. W. Urban
                          Name:    Ward A.W. Urban
                          Title:   VP & Treasurer

                      THE CHASE MANHATTAN BANK (formerly known as Chemical Bank), as Agent and a Lender

                      By:     S / Jeffrey S. Ackerman
                          Name:    Jeffrey S. Ackerman
                          Title:   Vice President
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Schedule 7.06


          ABN's investments in the stock of ABN Security Systems, Inc., a New York corporation ("ABNS"), solely to fund monies owed by ABNS under (a) the Assignment and Assumption of Lease dated February 12, 1996 between ABNS and AM Industries, Inc., a Tennessee corporation ("AM Industries"), (b) the corresponding Lease dated February 14, 1994 with Maury County, Tennessee, as lessor, and (c) the Installment Note executed by ABNS dated February 15, 1996 payable to the order of AM Industries.
SCHEDULE A


Stock Issuer                            ABN Security Systems, Inc.

ABNC Ownership of Capital Stock         100%
 (Direct/Indirect)

Jurisdiction of Incorp                  New York

Class of Stock                          Common

Par Value                               $1.00

Stock Certificate No.                   4(1)

Number of Shares                        400,000

Percentage of All Capital Stock         100%
 Oustanding